UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
February 1, 2012
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
40 South Main Street, Memphis, TN	38103
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As of February 1, 2012, Pinnacle Airlines Corp. (the “Company”) and its subsidiary, Colgan Air, Inc. (“Colgan”), entered into an agreement (the “Interim Agreement”) with Continental Airlines, Inc. and United Air Lines, Inc. (collectively, “United”): (i) amending the terms of the parties’ Capacity Purchase Agreement dated February 2, 2007 (the “Capacity Purchase Agreement”) for an interim period; and (ii) setting forth provisions related to possible further modifications to and restructuring of the Capacity Purchase Agreement after such period.  The material terms of the Interim Agreement include:

•	The term of the Interim Agreement commenced on February 1, 2012 and will end on April 2, 2012 (the “Term”).

•
During the Term, United shall pay certain aircraft ownership expenses and increased rates for Colgan’s provision of regional air services, including services provided by Colgan’s Saab aircraft under provisions substantially identical to the Capacity Purchase Agreement.  Increased revenue received from United under the Capacity Purchase Agreement is expected to more than offset the lost benefit the Company previously negotiated with Export Development Canada for deferral of principal and interest payments for Q400 aircraft.

•
If the parties do not reach a long term agreement revising the relationship of the parties under the Capacity Purchase Agreement and their pro-rate agreements beyond the Term, then United shall have the right, upon notice, to elect to modify the number of aircraft Colgan would operate under the Capacity Purchase Agreement after expiration of the Term.  United would continue to pay the increased rates during this modification period.

•
The increases in the rates to be paid by United to Colgan under the Capacity Purchase Agreement during the Term shall be structured as an interest-free loan which shall be automatically forgiven upon expiration of the Term or of the modification period, whichever is applicable.

The Company will file the Interim Agreement as an exhibit to a future periodic report.

Item 8.01 Other Events

As previously disclosed, the Company is currently executing initiatives to increase its short-term and long-term liquidity and reduce costs.  Given the substantial time and resources focused on these efforts, the Company is still finalizing its financial results for the quarter and year ended December 31, 2011.  As a result, the Company does not anticipate releasing fourth quarter 2011 earnings, filing its 2011 Form 10-K, or hosting its quarterly earnings call until a not yet determined date in March 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
February 7, 2012

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